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                                                                   Exhibit 10(g)

                               COMSAT Corporation
                             6560 Rock Spring Drive
                               Bethesda, MD  20817
                             Telephone 301 214 3000
                                Fax 301 214 7100
                                  Telex 197800



                                January 30, 1994



Board of Directors
Radiation Systems, Inc.
1501 Moran Road
Sterling, Virginia  20166

Dear Sirs:

     In consideration of Radiation Systems, Inc. ("RSI") entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with COMSAT Corporation ("COMSAT") and CTS America, Inc. ("CTS") which provides, among other things, that RSI will be merged into CTS upon the terms and subject to the conditions thereof, COMSAT hereby agrees as follows (all capitalized terms not otherwise defined herein shall have the definitions ascribed thereto in the Merger Agreement):

     1. If the Merger is consummated pursuant to the Merger Agreement, COMSAT shall, or shall cause the Surviving Corporation to, indemnify to the fullest extent provided in RSI's Articles of Incorporation and By-Laws as in effect on the date hereof, the persons who are, at any time from and including the date hereof through and including the Effective Date, the directors and officers of RSI and the RSI ESOP trustees.

     2. If the Merger is consummated pursuant to the Merger Agreement and there is then or thereafter instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality challenging the Merger, or otherwise seeking to restrain or prohibit consummation of the transactions contemplated by the Merger Agreement, or seeking to impose any material limitations on any provision of the Merger Agreement, then, in addition to the indemnification described in paragraph 1, COMSAT shall promptly advance expenses to the fullest extent permitted by Nevada law as if such mandatory advancement were provided for in

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Board of Directors
January 30, 1994
Page 2

RSI's Articles of Incorporation except that COMSAT shall not require an undertaking to repay such expenses as a condition to advancement.

     3. COMSAT's obligation pursuant to paragraph 2 above shall terminate upon the expiration of the relevant statute of limitations with respect to any claim which could form the basis of an action or proceeding described in paragraph 2.

                              COMSAT CORPORATION




                              /s/ C. Thomas Faulders III
                              -----------------------------
                              By:
                              Its:  Chief Financial Officer